UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2004

CNL INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-108355	20-0183627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Item 9. Regulation FD Disclosure.

Based upon the Company’s current pipeline, it anticipates being able to close upon a property in the third quarter of 2004. In anticipation of, and subject to, such a closing, on July 30, 2004, the Company’s board of directors declared distributions of $.0417 per share to stockholders of record on August 1, 2004. The distribution will be paid to stockholders by September 20, 2004. In the event that the Company does not have sufficient cash from operations to fund such distributions, the Company’s board of directors has authorized the Company to borrow funds from CNL Financial Group, Inc., an affiliate of the Company, which has committed to lend the Company funds necessary to cover any shortfall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL INCOME PROPERTIES, INC.

Dated: July 30, 2004	By:	/s/ R. Byron Carlock, Jr.
R. Byron Carlock, Jr., President